UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

May 20, 2014

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)
(415) 427-0100
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 20, 2014, The Gap, Inc. (“the Company”) held its annual meeting of shareholders (“Annual Meeting”) in San Francisco, California. As of March 24, 2014, the Company's record date for the Annual Meeting, there were a total of 446,816,143 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 407,070,632 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present.

The shareholders of the Company voted as follows at the Annual Meeting:

1. Election of the Directors nominated by the Board of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Domenico De Sole	383,996,194	673,901	861,249	21,539,288
Robert J. Fisher	311,523,748	73,212,263	795,333	21,539,288
William S. Fisher	382,790,998	1,945,029	795,317	21,539,288
Isabella D. Goren	383,580,540	1,098,274	852,530	21,539,288
Bob L. Martin	364,730,442	19,951,704	849,198	21,539,288
Jorge P. Montoya	383,267,957	695,533	1,567,854	21,539,288
Glenn K. Murphy	376,329,517	7,505,415	1,696,412	21,539,288
Mayo A. Shattuck III	379,073,940	4,883,050	1,574,354	21,539,288
Katherine Tsang	383,869,206	849,375	812,763	21,539,288
Padmasree Warrior	383,723,448	952,745	855,151	21,539,288

Based on the votes set forth above, the director nominees were duly elected.

2. Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2015.

For	Against	Abstain
404,095,524	2,033,866	941,242

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2015 was duly ratified.

3. Approval, on an advisory basis, of the overall compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
379,149,537	5,287,198	1,094,609	21,539,288

Based on the votes set forth above, the overall compensation of the Company's named executive officers was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date:	May 20, 2014	By:	/s/ Michelle A. Banks
Michelle A. Banks
Executive Vice President, General Counsel and
Corporate Secretary and Chief Compliance Officer